                                  SCHEDULE 14A
                                 (RULE 14A-101)
                   INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement     [  ] Confidential for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Prospect Street High Income Portfolio Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total Fee Paid:
--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
    (3) Filing Party:
--------------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------------

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                               60 STATE STREET
                         BOSTON, MASSACHUSETTS 02109

                                                               January 6, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Prospect Street High Income Portfolio Inc. (the "Fund") to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 12, 1999 at 10:00 a.m. You will have an opportunity to hear a report on the Fund and to discuss other matters of interest to you as a stockholder.

    We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the meeting.

                                        Sincerely,

                                    /s/ Richard E. Omohundro, Jr.

                                        RICHARD E. OMOHUNDRO, JR.
                                        President

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                               60 STATE STREET
                         BOSTON, MASSACHUSETTS 02109

                        ------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 12, 1999
                        ------------------------------

    The Annual Meeting of Stockholders (the "Annual Meeting") of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), will be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 12, 1999 at 10:00 a.m., for the following purposes:

        To elect seven Directors of the Fund, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified;

        To approve a new Advisory Agreement which will increase the annual advisory fee to 0.70% of the Fund's average annual net assets up to and including $200,000,000 and 0.65% of the excess of such managed assets over $200,000,000;

        To ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1999; and

        To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. The matters referred to above may be acted upon at the Annual Meeting or any adjournment thereof.

    The close of business on December 29, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

    YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DESIRE TO VOTE IN PERSON AT THE MEETING, YOU MAY REVOKE YOUR PROXY.

                                                By Order of the Directors

                                                KAREN J. THELEN
                                                Secretary

January 6, 1999
Boston, Massachusetts

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                               60 STATE STREET
                         BOSTON, MASSACHUSETTS 02109

                        ------------------------------
                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 12, 1999
                        ------------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), for use at the Fund's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 12, 1999 at 10:00 a.m., and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated January 6, 1999. The Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act").


    This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy will be first sent to stockholders on or about January 6, 1999. The Board of Directors has fixed the close of business on December 29, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 19,821,334 shares of the Fund's Common Stock, $.03 par value per share (the "Common Stock"), were issued and outstanding. Holders of Common Stock have one vote per share on all matters submitted to stockholders. To the Fund's knowledge, no person beneficially owned shares of the Fund representing more than five percent of the total voting power of all outstanding shares at December 29, 1998. The Board of Directors is authorized by the Fund's Articles of Incorporation to issue preferred stock in one or more series without shareholder approval, but no such class is currently outstanding.

    Shares of Common Stock represented by properly executed proxies with respect to which a vote is withheld, an abstention is indicated, or a broker does not vote will be treated as shares that are present and entitled to vote for purposes of determining a quorum. However, under applicable Maryland law, abstentions and broker non-votes will not be treated as having been voted for purposes of determining the approval of Proposal 2 and thus will have the effect of a vote against such Proposal.


    If the accompanying form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the stockholder. Executed proxies that are unmarked will be voted (1) FOR the election of the applicable nominees named herein as Directors of the Fund, (2) FOR approval of a proposal to adopt a new Advisory Agreement which would amend the current 0.50% to 0.65% tiered advisory fee structure and would increase the annual advisory fee to 0.70% of the Fund's average annual net assets up to and including $200,000,000 and 0.65% of the excess of such managed assets over $200,000,000, (3) FOR the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1999, and (4) in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors does not know of any matter to be considered at the Annual Meeting other than the matters referred to above. A stockholder may revoke his or her proxy prior to its use by appearing at the Annual Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Fund or by returning a subsequently dated proxy.

    Shares of Common Stock representing a majority of the votes entitled to be cast shall constitute a quorum at the Annual Meeting. In the event a quorum is not present at the Annual Meeting or in the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received and such vote is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Annual Meeting in person or by proxy.


    In addition to solicitation of proxies by mail, officers of the Fund and officers and regular employees of Prospect Street Investment Management Co., Inc. (the "Manager"), affiliates of the Manager or other representatives of the Fund may also solicit proxies by telephone or telegraph or in person. The Fund has also retained Corporate Investor Communications, Inc., a proxy solicitation firm to assist in the solicitation of proxies. The costs of retaining such firm, which the Fund does not anticipate will exceed $20,000, will depend upon the amount and type of services rendered. The costs of proxy solicitation and expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by the Fund.


                            THE INVESTMENT ADVISER

    Prospect Street Investment Management Co., Inc., with its principal office at 60 State Street, Boston, MA 02109, has served as the investment adviser to the Fund since its inception in November 1988.

                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

    The stockholders of the Fund are being asked to elect the following seven nominees as Directors of the Fund, to serve as such until the next annual meeting of the Fund's stockholders and until their successors shall have been duly elected and qualified. All nominees named below are presently serving as Directors of the Fund. All shares represented by valid proxies will be voted in the election of Directors for the applicable nominees named below, unless authority to vote for a particular nominee is withheld. Each nominee has agreed to serve as a Director if elected. If any such nominee is not available for election at the time of the Annual Meeting, the persons named as proxies will vote for such substitute nominee as the Board of Directors may recommend.

    In accordance with resolutions adopted by the Board of Directors, and under the terms of the Fund's Articles of Amendment and Restatement (the "Articles of Incorporation") and the Fund's By-laws, as amended, the holders of the Fund's Common Stock are to elect seven Directors of the Fund.


    The nominees for election to the Board of Directors are as follows:

                                                                                                                   NUMBER OF
                                                                                                                   SHARES OF
                                                                                                                  COMMON STOCK
                                                                                                                  BENEFICIALLY
                                                                                                                    OWNED AT
                                              POSITIONS                                DIRECTOR                   DECEMBER 29,
NAME                                          WITH FUND                     AGE          SINCE                     1998(1)(2)
----                                          ---------                     ---          -----                     ----------
COMMON STOCK NOMINEES
---------------------
Richard E. Omohundro, Jr.*                President and Director            58      November, 1988                   1,000(3)
John A. Frabotta*                         Vice President,                   56      November, 1988                   2,769(3)
                                          Treasurer, and
                                          Director
John S. Albanese                          Director                          48      November, 1989                     -0-
C. William Carey                          Director                          61      November, 1988                   9,012
Joseph G. Cote*                           Director                          56      November, 1988
                                                                                    through
                                                                                    November, 1993;
                                                                                    March, 1996                        -0-(3)
Harlan D. Platt                           Director                          48      November, 1988                     -0-(4)
Christopher E. Roshier                    Director                          52      November, 1993                     -0-

------------
  * These Directors are deemed to be "interested persons" of the Fund under the 1940 Act. Messrs. Omohundro and Cote are
    Co-Presidents of the Manager. Mr. Frabotta is a Vice President of the Manager.
(1) The amounts shown are based on information furnished by the nominee. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares indicated. Fractional shares are rounded off to the nearest whole share.
(2) No Director is the beneficial owner of more than 1% of the Common Stock outstanding.
(3) Does not include an additional 30,451 shares of Common Stock owned by the Manager.
(4) Does not include 2,372 shares of Common Stock owned by Mr. Platt's wife, as to which Mr. Platt disclaims beneficial ownership.

    As of December 29, 1998, all of the officers and Directors of the Fund, including the Manager, as a group beneficially owned 43,232 shares of Common Stock, or less than 1% of the outstanding shares of Common Stock.


COMMON STOCK NOMINEES
    Richard E. Omohundro, Jr. has been President or Co-President of the Manager since July 1988 and has been President of the Fund since its inception. Previously he was a Managing Director of Merrill Lynch from 1983 to 1988 and Co-Manager of the Merrill Lynch High Yield Bond Group from 1978 through 1987. Mr. Omohundro is also President and Chief Executive Officer of Prospect Street Strategic Management Co., Inc.

    John A. Frabotta has been Vice President of the Manager since June 1988, Co-Portfolio Manager of the Fund since October 1989 and Portfolio Manager since October 1990. Previously, Mr. Frabotta was a Vice President of Merrill Lynch Pierce Fenner & Smith ("Merrill Lynch") from 1979 through June 1988.

    John S. Albanese has been Senior Counsel to Washington Headquarters Services, a Department of Defense Agency located at the Pentagon since 1992. A Lieutenant Colonel in the United States Army Reserve, he served on active duty from 1977 until 1992 in various positions such as: Attorney-Adviser and Litigation Attorney in the Office of the Judge Advocate General; Legal Counsel to the U.S. Army Information Systems Selection and Acquisition Agency; and Legal Adviser to the Defense Attache for the American Embassy in Paris, France.


    C. William Carey was Chairman and Chief Executive Officer of Town & Country Corporation from 1965 until December 1996 and has been the President of such company since September 1998. Mr. Carey has been President of Carey Associates, Inc. since January 1998.


    Joseph G. Cote has been a shareholder of the Manager since 1989. Previously, he was Co-President of the Manager from August 1995 to February 1998 and from February 1989 to November 1993. From 1978 to 1988, Mr. Cote was a Managing Director of Merrill Lynch and Co-Manager of the Merrill Lynch High Yield Bond Group.


    Harlan D. Platt is a Professor of Finance and Insurance, and has been at Northeastern University, College of Business Administration, since 1981 and has been a Director of VSI Enterprises, Inc. (a manufacturer of video conferencing equipment) (NASDAQ) since September 1998.


    Christopher E. Roshier, a citizen of the United Kingdom, has been a Corporate Finance Director of European Capital Company Limited in London since 1990 and is a Director of a number of other public and private companies in the U.K.

    During the fiscal year ended October 31, 1998, the Directors of the Fund met five times in person and four times by telephone. During such year each incumbent Director (either in person or by telephone) attended all of the meetings of the Board. The Board of Directors has one committee, the Audit Committee. The Audit Committee is responsible for conferring with the Fund's independent accountants, reviewing the scope and procedures of the year-end audit, reviewing annual financial statements and recommending the selection of the Fund's independent accountants. In addition, the Audit Committee may address questions arising with respect to the valuation of certain securities in the Fund's portfolio. The Audit Committee is comprised of Messrs. Carey, Albanese and Platt. The Audit Committee met once in fiscal 1998.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS
    The executive officers of the Fund and those of its Directors who are "interested persons" of the Fund receive no direct remuneration from the Fund.

    Those Directors who are not interested persons are compensated at the rate of $10,000 annually, plus $2,000 per Directors' meeting attended in person or $1,000 per Directors' meeting attended by telephone, and are reimbursed for actual out-of-pocket expenses relating to attendance at such meetings. In addition, the members of the Fund's Audit Committee, which consists of certain of the Fund's non-interested Directors, receive $1,000 for each Audit Committee meeting attended, together with actual out-of-pocket expenses relating to attendance at such meetings. During the fiscal year ended October 31, 1998, Directors who were not interested persons of the Fund earned fees aggregating $91,000.

    The following table summarizes the compensation paid to the Directors and Officers of the Fund for the fiscal year ended October 31, 1998.

                                                AGGREGATE           PENSION OR RETIREMENT       ESTIMATED ANNUAL   TOTAL
                                                COMPENSATION        BENEFITS ACCRUED AS PART    BENEFITS UPON      COMPENSATION
NAME OF DIRECTOR OR OFFICER                     FROM FUND           OF FUND EXPENSES            RETIREMENT         FROM FUND
---------------------------                     ---------           ----------------            ----------         ---------

Richard E. Omohundro, Jr.                       none                none                        none               none
Harlan D. Platt                                 $24,000             none                        none               $24,000
C. William Carey                                $23,000             none                        none               $23,000
Christopher E. Roshier                          $21,000             none                        none               $21,000
John S. Albanese                                $23,000             none                        none               $23,000
John A. Frabotta                                none                none                        none               none
Joseph G. Cote                                  none                none                        none               none

SHARE OWNERSHIP AND CERTAIN BENEFICIAL OWNERS
    As far as is known to the Fund, no person owned beneficially five percent or more of the outstanding shares of Common Stock of the Fund on December 29, 1998. The Depository Trust Company ("DTC") holds of record 90% of the outstanding shares of Common Stock. As far as is known to the Fund, no person other than DTC, owned of record or beneficially, shares of the Fund representing more than five percent of the voting power of the Fund's outstanding shares. The Manager of the Fund beneficially owns 30,451 shares of Common Stock.

REQUIRED VOTE
    The election of each of the nominees for Director requires the affirmative vote of the holders of a plurality of the common stock of the Fund present and voting at the Annual Meeting. Pursuant to the Articles of Incorporation, holders of the Common Stock have voting rights of one vote per share. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count towards the presence of a quorum. Under the Articles of Incorporation and the 1940 Act, the holders of the Common Stock are entitled to elect seven Directors (at least four of whom are not "interested persons" as defined in the 1940 Act).

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SEVEN NOMINEES TO THE FUND'S BOARD OF DIRECTORS.

                                  PROPOSAL 2

                      APPROVAL OF NEW ADVISORY AGREEMENT

DESCRIPTION OF PROPOSED NEW ADVISORY AGREEMENT

    In late November 1998, the Manager requested an increase in the advisory fee and the Board members reviewed various factors pertaining to such request. Accordingly, on December 14, 1998, the Noninterested Directors and the full Board of Directors, further considered all of the information presented by the Adviser and approved (subject to stockholder approval) a new Advisory Agreement under which the annual fee payable monthly to the Manager would be increased to 0.70% (on an annual basis) of the average weekly value of the total assets of the Fund ("Managed Assets"), less accrued and unpaid dividends on any outstanding shares of preferred stock and less accrued liabilities (excluding the principal amount of the Fund's "senior securities representing indebtedness" as defined in the 1940 Act, not to exceed $75 million (the "Principal Debt Exclusion"), and excluding the liquidation preference of any outstanding shares of preferred stock or other senior securities) up to and including $200,000,000 of such managed assets and an annual rate of 0.65% of the excess of such managed assets over $200,000,000. Currently, the Principal Debt Exclusion is $50 million and the Manager receives a monthly advisory fee equal to 0.65% up to and including $175,000,000 of managed assets, 0.55% on the next $50,000,000 of managed assets and 0.50% of the excess of managed assets over $225,000,000. As so calculated, such Managed Assets are hereinafter referred to as the "average net assets" of the Fund.

    There are no other changes being proposed to be made in the existing Advisory Agreement and accordingly the new Agreement will otherwise be virtually identical to the existing one. The proposed $25 million increase in the Principal Debt Exclusion will have no immediate effect on the actual advisory fee since the maximum amount of senior indebtedness under an existing revolving credit agreement is currently $50 million, of which $40 million is outstanding.

    In requesting a fee increase, the Manager referred the Board to, among other things, the increasing research and analysis burden resulting from the growth of the high yield market from $250 Billion on January 1, 1994 to approximately $600 Billion as of June 30, 1998, and the increased administrative costs and increased complexity of administering the Fund. According to "1998 Leveraged Finance Annual Review" of Donaldson, Lufkin & Jenrette, Inc., the "high-yield" new issue market has increased from approximately $50 Billion in calendar 1993 to $126 Billion in 1997.

    According to current information derived by the Manager from Lipper Analytical Services regarding closed-end investment companies, the current advisory fee is lower than the average charged by other leveraged closed-end funds which invest primarily in high yield securities as does the Fund. The proposed fee will be closer to the approximate 0.71% average of the Fund's peer group.

    The table below compares actual fees incurred under the existing Advisory Agreement with the fees that would have been payable under the proposed Agreement during the last fiscal year of the Fund.

                                 ADVISORY FEES                 FEES PAYABLE UNDER
                                 ACTUALLY                      THE PROPOSED
YEAR ENDED                       INCURRED(A)                   AGREEMENT (B)                 $CHANGE(C)         %CHANGE
----------                       -----------                   -------------                 ----------         -------
October 31, 1998                 $1,582,842                    $1,783,945                    $201,103           12.7%

(a) Calculated pursuant to the present fee schedule as described above.
(b) Calculated pursuant to the proposed fee schedule as described above.
(c) Equals the difference between fees payable under the proposed Agreement and advisory fees actually incurred.

COMPARATIVE FEE TABLE
    The table below compares the ratio of management fee, other expenses and total operating expenses to the average net assets of the Fund with respect to the current fee and proposed fee. The table assumes average net assets for the Fund of $225,000,000 and senior borrowing of $40,000,000:

ANNUAL FUND OPERATING EXPENSES
(AS A PERCENTAGE OF AVERAGE NET ASSETS)                                             CURRENT FEE                PROPOSED FEE
---------------------------------------                                             -----------                ------------
Management Fee                                                                         0.61%                       0.69%
Interest Payments on Borrowed Funds                                                    0.96%                       0.96%
Other Expenses                                                                         0.64%                       0.64%
                                                                                       ----                        ----
Total Fund Operating Expenses                                                          2.11%                       2.19%
                                                                                       ----                        ----

    The following example illustrates the expenses on a $1,000 investment under the existing and proposed fee schedule, and the total Fund operating expenses stated above, assuming (1) a 5% annual return and (2) $225,000,000 of average net assets in the Fund upon which the advisory fee is calculated.

AGGREGATE FEE                                1 YEAR                 3 YEARS                 5 YEARS                10 YEARS
-------------                                ------                 -------                 -------                --------
Existing                                      $22                     $68                     $117                   $251
Proposed                                      $23                     $71                     $121                   $260

    The purpose of this example and the foregoing Comparative Fee Table is to assist investors in understanding the various costs and expenses of investing in shares of the Fund. The example above should not be considered a representation of past or future expenses of the Fund. Actual expenses may vary from year to year and may be higher or lower than those shown above.

    The Fund's audited ratio of operating expenses (exclusive of interest) to average net assets for the year ended October 31, 1998 was 1.20% and if the proposed Agreement had been in effect such ratio would have been 1.28%. The audited ratio of operating expenses (inclusive of interest) to average net assets for the year ended October 31, 1998 was 2.18% and if the proposed Agreement had been in effect such ratio would have been 2.26%. The average ratio of operating expenses (inclusive of interest) to average net assets of all other leveraged "high yield" closed-end funds was 2.04% during the last fiscal year of such funds according to information derived by the Manager from Lipper Analytical Services, Inc.


    The Board of Directors has determined that the compensation to be paid to the Manager under the proposed Agreement is fair and reasonable. In approving the proposed Agreement and recommending its approval by stockholders, the Directors of the Fund, including the Noninterested Directors, considered the best interests of stockholders of the Fund and took into account all such factors they deemed relevant. The factors considered by the Noninterested Directors included the nature, quality and extent of the services furnished by the Manager to the Fund since its inception, and particularly the last five fiscal years; the necessity of the Manager maintaining and enhancing its ability to retain and attract capable personnel to serve the Fund; the experience of the Manager in "high-yield" investing and particularly in managing the Fund; the effect of the proposed investment advisory fee increase on the expense ratio of the Fund; comparative data as to investment performance, advisory fees and expense ratios, particularly fee and expense ratios of funds with similar investment objectives; the advantages and possible disadvantages to the Fund of having an adviser which does not currently serve other investment companies; the continuance of appropriate incentives to assure that the Manager will continue to furnish high quality services to the Fund; and the advisability of modifying the current tiered fee structure under which the fee would be reduced upon reaching certain asset levels. Of the factors set forth above, comparative data as to investment performance was the primary factor and the other factors were considered relatively equally by the Board of Directors.


    Until such time as the new Advisory Agreement has been approved by stockholders, the fee payable to the Manager will continue as described above. The present Advisory Agreement will continue in effect until February 28, 2000 if this Proposal No.2 is not adopted. The present Advisory agreement was last approved by the Directors on December 14, 1998 and by the stockholders on March 1, 1994. In the event of the approval of the proposed new Agreement by the stockholders, such new Agreement will be effective on March 12, 1999 and will have a two-year term expiring on March 11, 2001.

    The Board of Directors recommends that stockholders vote FOR approval of the New Advisory Agreement.

    Under both the existing and the proposed Advisory Agreements the Fund bears all costs of its operation other than those incurred by the Manager under the Advisory Agreement. In particular, the Fund pays investment advisory fees, fees and expenses associated with the Fund's administration, record keeping and accounting, fees and expenses for the custodian of the Fund's assets and the legal, accounting and auditing fees, taxes, expenses of preparing prospectuses and shareholder reports, registration fees and expenses, fees and expenses for the transfer and dividend disbursing agent, the compensation and expenses of the Directors who are not otherwise employed by or affiliated with the Manager or any of its affiliates, and any extraordinary expenses. The Manager will reimburse the Fund for any expenses (excluding brokerage commissions, interest, taxes and litigation expenses) paid or incurred by the Fund in any year in excess of the most restrictive expense limitation, which is imposed by any state and to which the Fund is then subject, if any. The Fund is not known to be subject to any state expense limitations. Under both Advisory Agreements, the Manager provides the Fund with office space, facilities and business equipment and provides the services of executive and clerical personnel for administering certain of the other affairs of the Fund. The Manager compensates Directors of the Fund if such persons are employed by the Manager or its affiliates.

    The proposed Advisory Agreement will remain in effect until March 11, 2001 and will continue in effect from year to year (as would the existing Agreement) as long as it is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and (ii) in either case by a majority of the Directors of the Fund who are not parties to the Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Either the current or the proposed Advisory Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Directors, by vote of the majority of the outstanding voting securities of the Fund (as defined in the 1940 Act and as further described below), or by the Manager, in each case on not more than sixty (60) days' nor less than thirty (30) days' prior written notice, and will terminate automatically in the event of its assignment.

    Under the 1940 Act, approval of the new Advisory Agreement (this Proposal No. 2) will require a vote of a majority of the outstanding voting securities of the Fund (currently only Common Stock), which means the lesser of either
(a) the vote of 67% or more of the shares of the applicable class or classes present at the relevant meeting, if the holders of more than 50% of the outstanding shares of the applicable class or classes are present or represented by proxy, or (b) the vote of more than 50% of the outstanding shares of the applicable class or classes. UNDER APPLICABLE MARYLAND LAW, IN DETERMINING WHETHER THIS PROPOSAL NO. 2 HAS RECEIVED THE REQUISITE NUMBER OF AFFIRMATIVE VOTES, ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED AND THUS WILL HAVE THE EFFECT OF A VOTE AGAINST SUCH PROPOSALS.

    Based upon information furnished by the Manager, the Board of Directors is not aware of any financial condition of the Manager which is reasonably likely to impair its ability to perform its commitments under the New Advisory Agreement.

    The Manager is registered under the Investment Advisers Act of 1940. The following table sets forth the name, title and principal occupation of each director and executive officer of the Manager.

           NAME AND ADDRESS                    TITLE                                  PRINCIPAL OCCUPATION
           ----------------                    -----                                  --------------------

Richard E. Omohundro, Jr.*             Co-President          President of the Fund, President of the Manager, and Co-President and
60 State Street                                              Chief Executive Officer of Prospect Street Strategic Debt Management
Boston, MA 02109                                             Co., Inc.

Joseph G. Cote*                        Co-President          Shareholder of Manager and former Co-President of Manager and certain
19 Mallard Drive                                             affiliates.
Lloyd Harbor, NY 11743

Karen J. Thelen                        Vice President        Secretary of the Fund and Vice President of the Manager.
60 State Street
Boston, MA 02109

John A. Frabotta*                      Vice President        Vice President, Treasurer, Chief Investment Officer and Portfolio
60 State Street                                              Manager of the Fund and Vice President and Secretary of the Manager.
Boston, MA 02109

William O'Connell                      Controller            Controller of the Manager and an officer of various companies
60 State Street                                              affiliated with the Manager.
Boston, MA 02109

----------
* Messrs. Omohundro, Cote and Frabotta are the controlling shareholders of the Manager and may be deemed to be the "Parents"
  (as such term is defined in Item 22 of Rule 14a-101 of the Securities Exchange Act of 1934, as amended) of the Manager.

    On November 1, 1998, the Fund's portfolio manager, John A. Frabotta, a Director of the Fund, purchased an additional 13.33% of the Manager's capital stock to bring his ownership of the Manager to 33 1/3%. The shares were sold for $20,000 pursuant to a promissory note payable on December 31, 2002, bearing interest at 6% per annum.

    The Fund did not effect any transactions through affiliated brokerage firms during the fiscal year ended October 31, 1998.


    If adopted, the New Advisory Agreement will be materially the same as the existing advisory agreement, except that Section 4 of the Advisory Agreement will read in its entirety as follows:


      "ADVISORY FEE
          For the services and facilities to be provided by the Manager as set forth in paragraph 2 hereof, the Fund will pay to the Manager as full compensation therefor a fee at an annual rate of 0.70% of the Fund's net assets up to and including $200 million and (b) 0.65% of the excess of such managed assets over $200,000,000. For purposes hereof, net assets shall mean (a) the average weekly value of the total assets of the Fund, minus (b)(i) accrued liabilities of the fund (other than the principal amount of the Fund's "senior securities representing indebtedness" (as defined in the 1940 Act), not to exceed $75 million, and not including the aggregate liquidation preference of any preferred stock or other senior securities issued in lieu thereof (the "Preferred Stock")) and
      (ii) accumulated and unpaid dividends on the Preferred Stock. The fee to the Manager will be computed weekly and will be paid to the Manager monthly as soon as practicable following the end of each month.

          In the case of the commencement or termination of this Agreement during any month, the fee with respect to such month shall be adjusted proportionately."

                                  PROPOSAL 3

         RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected the firm of Arthur Andersen LLP as independent public accountants for the Fund for the fiscal year ending October 31, 1999. In accordance with the 1940 Act, the employment of such accountants is conditioned upon the right of a majority of the outstanding voting securities as defined above to terminate such employment. Stockholders are being asked to ratify the selection of Arthur Andersen LLP to perform audit services for the Fund.

    Arthur Andersen LLP has acted as independent public accountants for the Fund since inception. The services provided by Arthur Andersen LLP consist of
(1) examination and audit of the Fund's semi-annual and annual financial statements, (2) assistance and consultation in connection with Securities and Exchange Commission filings and (3) review of tax matters on behalf of the Fund.

    A representative of Arthur Andersen LLP is not expected to be represented at the Annual Meeting but a representative of that firm will be available by telephone to respond to appropriate questions.

REQUIRED VOTE
    Approval of the foregoing proposal requires the affirmative vote of the holders of a majority of the Common Stock present and voting at the meeting. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count towards the presence of a quorum.

    The Board of Directors, including those Directors who are not interested persons of the Fund, recommends a vote FOR ratification of the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1999.

                                ANNUAL REPORT


    All stockholders of record as of December 29, 1998, have been furnished or are concurrently herewith being furnished with, a copy of the Fund's Annual Report for the fiscal year ended October 31, 1998, which contains certified financial statements of the Fund for the fiscal year ended October 31, 1998. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND THE FUND'S SEMI-ANNUAL REPORT FOR THE SIX MONTHS ENDED APRIL 30, 1998 TO A SHAREHOLDER UPON REQUEST.


                   OTHER MATTERS TO COME BEFORE THE MEETING

    The Directors do not intend to present any other business at the Annual Meeting nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

                            STOCKHOLDER PROPOSALS


    Any proposals of stockholders that are intended to be presented at the Fund's 2000 Annual Meeting of Stockholders must be received at the Fund's principal executive offices no later than August 31, 1999 and must comply with all other legal requirements in order to be included in the Fund's proxy statement and form of proxy for that meeting.


    On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4 (c) (1) governs the Fund's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Fund's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Fund at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Fund will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.


    With respect to the Fund's 2000 Annual Meeting of Stockholders, if the Fund is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Fund's proxy statement by November 22, 1999, the Fund will be allowed to use its voting authority as outlined above.

                                        By Order of the Board of Directors

                                    /s/ Richard E. Omohundro, Jr.

                                        RICHARD E. OMOHUNDRO, JR.
                                        President
Boston, Massachusetts
January 6, 1999

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                ANNUAL MEETING OF STOCKHOLDERS - MARCH 12, 1999 -
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned holder of shares of Common Stock of Prospect Street High Income Portfolio Inc., a Maryland corporation (the "Fund"), hereby appoints Richard E. Omohundro, Jr. and John A. Frabotta, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Fund to be held at 60 State Street, 37th Floor, Boston, Massachusetts 02109, on March 12, 1999 at 10:00 a.m., and at any and all adjournments thereof, and thereat to vote all shares of Common Stock of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Please mark the boxes in blue or black ink.

1. GRANTING /_/ WITHHOLDING /_/ authority to vote for the election as Directors of all the nominees listed below:

Richard E. Omohundro, Jr., John A. Frabotta, John S. Albanese, C. William Carey, Joseph G. Cote, Harlan D. Platt and Christopher E. Roshier.

---------------------------------------------------------------------

(Instructions: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided above.)

2. With respect to the proposal to approve a new Advisory Agreement which will increase the annual advisory fee to 0.70% of the Fund's average annual net assets up to and including $200,000,000 and 0.65% of the excess of such managed assets over $200,000,000.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

3. With respect to the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants of the Fund for the fiscal year ending October 31, 1999.

FOR  /_/        AGAINST  /_/          ABSTAIN  /_/

4. In their discretion, on such other matters as may properly come before the meeting and any adjournment thereof.

                                       Dated:---------------------, 1999

                                       ------------------------
                                       Signature

                                       ------------------------
                                       Signature

                                                    Please sign exactly as name
                                                    or names appear on this
                                                    proxy. If stock is held
                                                    jointly, each holder should
                                                    sign. If signing as
                                                    attorney, trustee, executor,
                                                    administrator, custodian,
                                                    guardian or corporate
                                                    officer, please give full
                                                    title.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, THE APPROVAL OF THE NEW ADVISORY AGREEMENT, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.